NTN Buzztime, Inc. Reports First Quarter 2018 Results

– Grew Revenue to $5.8 Million, Up 10% from Q1 2017 –

– Improved Gross Margins to 66%, Up from 65% in Q1 2017 –

– Achieved Eighth Consecutive Quarter of Positive EBITDA –

CARLSBAD, Calif., May 9, 2018, — NTN Buzztime, Inc. (NYSE American: NTN), reported financial results for the first quarter ended March 31, 2018.

“The first quarter of 2018 ended quite strong: compared to the prior year quarter, revenues grew 10%, gross margin improved one point to 66%, SG&A as a percent of revenue decreased nine points, and EBITDA was positive for the eighth consecutive quarter,” said Ram Krishnan, NTN Buzztime CEO. “Sales and partnerships also advanced during the quarter. Our new tablets with order and pay using magnetic swipe, EMV and NFC capabilities are live again at 26 Buffalo Wild Wings. We also won an order for several thousand tablets, securing a partner who wants to leverage both our hardware and operating system in an entirely new vertical. And to increase ad sales, we entered into new agreements with both ad tech and reselling partners. Our investments in product development are progressing and are focused on positioning us to scale the business by expanding our addressable market within the bar and restaurant space while opening up new markets. Our product extensions include a new system management hub built on our android platform; a single-unit charger; a first release of our mobile, live trivia event platform; and a Buzztime developed arcade game, Buzztime Soccer, which we launched this week. We are working diligently to execute on our strategy, and together with the board, we are committed to building long-term shareholder value.”

Financial Results for the First Quarter Ended March 31, 2018

Total revenues were $5.8 million, up from $5.2 million for the first quarter of 2017, as sales-type lease and professional development revenue increases offset lower subscription revenue. Direct costs were $2.0 million, compared to $1.8 million for the same period in 2017 primarily related to higher equipment lease revenue and depreciation expense. Gross margin increased to 66%, up from 65% in the prior year quarter. Selling, general and administrative expense was $4.0 million, or 70% of revenue, down from $4.1 million, or 79% of revenue, for the first quarter of 2017. Net loss was $409,000, or $0.16 per share. In the first quarter of 2017, the company recognized a one-time payment from a supplier resulting in the lower net loss of $90,000, or $0.04 per share. EBITDA was $325,000, compared to $654,000 that also benefited from supplier payment the in the first quarter of 2017.

EBITDA is defined as earnings before interest, taxes, depreciation and amortization and is not intended to represent a measure of performance in accordance with accounting principles generally accepted in the United States (GAAP). Although EBITDA is positive this quarter, it may not be positive in future quarters. A detailed description and reconciliation of EBITDA and management’s reasons for using this measure is set forth at the end of this press release.

Metric Review for the Quarter Ended March 31, 2018

The site count was 2,703 compared to 2,730 at December 31, 2017. Management anticipates the net site count will continue to fluctuate. As of March 31, 2018, BEOND platform installations increased to 2,218 venues, or 82% of the installed base, compared to 2,201 venues, or 81% of the installed base, as of December 31, 2017.

Liquidity

Cash and cash equivalents were $2.6 million at March 31, 2018, compared to $3.4 million at December 31, 2017. Total deferred revenue was $3.5 million, down from $3.6 million at December 31, 2017.

Conference Call

Management will review the results on a conference call with a live question and answer session today, May 9, 2018, at 4:30 p.m. ET. To access the call, please use passcode 2269778 and dial:

●	(877) 307-1373 for the live call and (855) 859-2056 for the replay, if calling from the United States or Canada; or
●	(678) 224-7873 for the live call and (404) 537-3406 for the replay, if calling internationally.

The call will also be accompanied live by webcast that will be accessible at the company’s website at http://www.buzztime.com. The replay of the call will be available until May 16, 2018.

Forward-looking Statements

This release contains forward-looking statements that reflect management’s current views of future events and operations, including statements regarding the progress of our product development investments, new market opportunities, and management’s execution of its strategy. These risks and uncertainties include the risks of unsuccessful execution or launch of products, platforms or brands, risks associated with customer retention and growth plans, the impact of alternative entertainment options and technologies and competitive products, brands, technologies and pricing, adverse economic conditions, the regulatory environment and changes in the law, failure of customer and/or player acceptance or demand for new or existing products, lower market acceptance or appeal of both existing and new products and services by particular demographic groups or audiences as a whole, termination of partnership and contractual relationships and technical problems or outages. Please see NTN Buzztime, Inc.’s recent filings with the Securities and Exchange Commission for information about these and other risks that may affect the Company. All forward-looking statements included in this release are based on information available to us on the date hereof. These statements speak only as of the date hereof and NTN Buzztime, Inc. does not undertake to publicly update or revise any of its forward-looking statements, even if experience or future changes show that the indicated results or events will not be realized.

About Buzztime:

Buzztime (NYSE American: NTN) delivers interactive entertainment and innovative technology, including performance analytics and secure payment with Europay, MasterCard® and Visa® (EMV) chip card readers or with near-field communication (NFC) technology to accept Apple, Android and Samsung Pay. Most frequently used in bars and restaurants in North America, the Buzztime tablets and technology offer engaging solutions to establishments that have guests who experience dwell time, such as casinos, senior living, car dealerships and more. Casual dining venues license Buzztime’s customizable solution to differentiate themselves via competitive fun by offering guests trivia, card, sports and arcade games, personalized menus and self-service dining features. Buzztime’s platform improves operating efficiencies, creates connections among the players and venues, and amplifies guests’ positive experiences. The Buzztime platform has also been recently resold and the content licensed for other businesses serving other markets. For more information, please visit http://www.buzztime.com or follow us on Facebook or Twitter @buzztime.

IR AGENCY CONTACT:

Kirsten Chapman/Becky Herrick, LHA Investor Relations

buzztime@lhai.com

415-433-3777

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NTN BUZZTIME, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands, except par value amount)

	March 31, 2018	December 31, 2017
ASSETS
Current Assets:
Cash and cash equivalents	$2,635	$3,378
Accounts receivable, net	1,033	714
Site equipment to be installed	3,991	4,866
Prepaid expenses and other current assets	1,069	680
Total current assets	8,728	9,638

Fixed assets, net	3,753	3,678
Software development costs, net	1,581	1,459
Deferred costs	627	775
Goodwill	978	1,004
Other assets	34	16

Total assets	$15,701	$16,570

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$521	$390
Accrued compensation	411	646
Accrued expenses	498	418
Sales taxes payable	92	107
Income taxes payable	19	13
Current portion of long-term debt	1,942	5,059
Current portion of obligations under capital leases	177	176
Current portion of deferred revenue	3,401	3,564
Deferred rent	132	182
Other current liabilities	146	192
Total current liabilities	7,339	10,747

Long-term debt	2,952	8
Obligations under capital leases	114	164
Deferred revenue	50	63
Other liabilities	50	52
Total liabilities	10,505	11,034

Commitments and contingencies

Shareholders’ equity:
Series A 10% cumulative convertible preferred stock, $0.005 par value, $156 liquidation preference, 156 shares authorized; 156 shares issued and outstanding at March 31, 2018 and December 31, 2017	1	1
Common stock, $0.005 par value, 15,000 shares authorized at March 31, 2018 and December 31, 2017; 2,521 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	13	13
Treasury stock, at cost, 10 shares at March 31, 2018 and December 31, 2017	(456)	(456)
Additional paid-in capital	134,869	134,752
Accumulated deficit	(129,528)	(129,119)
Accumulated other comprehensive income	297	345
Total shareholders’ equity	5,196	5,536

Total liabilities and shareholders’ equity	$15,701	$16,570

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NTN BUZZTIME, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited)

(In thousands, except per share data)

	Three months ended March 31,
	2018	2017
Revenues
Subscription revenue	$4,065	$4,226
Sales-type lease revenue	679	185
Other revenue	1,017	820
Total revenues	5,761	5,231

Operating expenses:
Direct operating costs (includes depreciation and amortization)	1,967	1,843
Selling, general and administrative	4,021	4,134
Depreciation and amortization (excluding depreciation and amortization included in direct costs	86	88
Total operating expenses	6,074	6,065
Operating loss	(313)	(834)
Other (expense) income, net	(94)	750
Loss before income taxes	(407)	(84)
Provision for income taxes	(2)	(6)
Net loss	$(409)	$(90)

Net loss per common share – basic and diluted	$(0.16)	$(0.04)

Weighted average shares outstanding – basic and diluted	2,510	2,255

Comprehensive loss:
Net loss	$(409)	$(90)
Foreign currency translations adjustment	(48)	15
Total comprehensive loss	$(457)	$(75)

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NTN BUZZTIME, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(In thousands)

	Three months ended March 31,
	2018	2017
Cash flows used in operating activities:
Net loss	$(409)	$(90)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	639	579
Provision for doubtful accounts	8	26
Scrap expense	7	—
Stock-based compensation	117	117
Amortization of debt issuance costs	8	12
Issuance of common stock in lieu of cash payment for bonus compensation	—	164
Loss from disposition of equipment	2	—
Changes in assets and liabilities:
Accounts receivable	(327)	(863)
Site equipment to be installed	397	208
Prepaid expenses and other liabilities	(407)	(148)
Accounts payable and accrued expenses	(37)	(450)
Income taxes payable	7	(22)
Deferred costs	148	53
Deferred revenue	(176)	(62)
Deferred rent	(50)	(45)
Other liabilities	(47)	55
Net cash used in operating activities	(120)	(466)

Cash flows used in investing activities:
Capital expenditures	(169)	(97)
Software development expenditures	(203)	(152)
Net cash used in investing activities	(372)	(249)

Cash flows provided by financing activities:
Net proceeds from issuance of common stock related to registered direct offering	—	1,554
Payment on long-term debt	(182)	(359)
Debit issuance costs of long-term deb	—	(22)
Principal payments on capital lease	(44)	(38)
Net cash (used in) provided by financing activities	(226)	1,135

Net (decrease) increase in cash and cash equivalents	(718)	420
Effect of exchange rate on cash	(25)	7
Cash and cash equivalents at beginning of period	3,378	5,686
Cash and cash equivalents at end of period	2,635	6,113

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NTN BUZZTIME, INC. AND SUBSIDIARIES

RECONCILIATION of GAAP TO NON-GAAP

(unaudited)

(In thousands)

A schedule reconciling the Company’s consolidated net loss calculated in accordance with GAAP to EBITDA is included in the supplemental table below. The Company defines EBITDA as earnings before interest, taxes, depreciation and amortization. EBITDA is not intended to represent a measure of performance in accordance with GAAP, nor should EBITDA be considered as an alternative to statements of cash flows as a measure of liquidity. EBITDA is included herein because the Company believes it is a measure of operating performance that financial analysts, lenders, investors and other interested parties find to be a useful tool for analyzing companies like Buzztime that carry significant levels of non-cash depreciation and amortization charges in comparison to their net income or loss calculation in accordance with GAAP.

The following table reconciles our net loss per GAAP (in thousands) to EBITDA:

	Three months ended March 31,
	2018	2017
Net loss per GAAP	$(409)	$(90)
Interest expense, net	93	159
Income tax provision	2	6
Depreciation and amortization	639	579
Total EBITDA	$325	$654

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